Exhibit 10-7

         Carolina National Bank & Trust Co. (Proposed), ("Carolina") and HBB Associates, LLC, ("HBB") hereby agree to lease certain space (1350 Main Street) located in the Barringer Building, 1338 Main Street (corner of Main and
Washington Streets), Columbia, South Carolina on the following terms and conditions:

Demised Premises: Approximately 9,718 square feet located on the first floor, mezzanine floor and basement of the Barringer Building, 1350 Main Street.

Term:  Five (5) Years from Rental Commencement Date.

Option Periods:  Five, 5-Year Option Periods.

Rental Rate:   Years 1 and 2 - $9 per sq. ft. annually,  with annual rent amount payable one-twelfth per month.

                Years 3, 4 and 5 - $10 per sq. ft. annually, with annual rent payable one-twelfth per month.

                Option Periods - Ten Percent (10%) escalation in rent over rent for period immediately preceding the Option Period.

Rental Commencement Date:  February 1, 2002.

Operating Expenses: The rental specified herein is inclusive of any and all amounts due from Carolina for the Demised Premises to include taxes, insurance, janitorial, utilities, maintenance, and repairs. Carolina shall not be responsible for any operating expenses attributable to the Demised Premises during the initial term and any Option Period.

Advance Rental: Commencing November 1, 2001 and on the first (1st) day of each month thereafter until the Rental Commencement Date, Carolina will pay HBB advance rental in the amount of $1,500 per month. All advance rental paid by Carolina shall be applied to the first month's rental due on February 1, 2002.

Condition of Demised Premises: Carolina's lease of the Demised Premises shall include all fixtures, furniture, improvements and property of any kind located in the Demised Premises as of the date hereof. The Demised Premises shall be delivered to Carolina in broom-clean condition on August 15, 2001.

Contingencies: Carolina may terminate its agreement to lease the Demised Premises should any or all of the following contingencies not be satisfied in Carolina's sole and absolute discretion: (1) Carolina must receive full approval of its Board of Directors of this agreement; (2) Carolina must receive all necessary regulatory approvals required in connection with the establishment and opening of a national bank and all matters related thereto at the Demises Premises; (3) Carolina must obtain an agreement for parking spaces to be located at the corner of Sumter and Washington Streets to include up to fifteen (15) spaces on street level and four (4) spaces in the covered structure, on terms, conditions and other matters acceptable to Carolina; (4) HBB, at its costs and expenses, must have corrected the existing moisture problem in the basement of the Demised Premises to Carolina's satisfaction; (5) Carolina must be able to obtain appropriate certifications and inspections from third parties engaged by Carolina as to the mechanical, electrical and plumbing systems in the Demised


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Premises and the correction of the moisture problem in the basement, all in form and content acceptable to Carolina; and (6) Carolina must obtain an acceptable lease for a drive-through banking facility at a location and in proximity to the Demised Premises and otherwise on terms and conditions acceptable in Carolina's sole and absolute discretion.

Lease Agreement: Carolina and HBB's agreement to lease the Demised Premises as set forth herein is not subject to the execution by the parties of a more definitive Lease Agreement, none being required by the parties thereto. However, the parties shall endeavor to execute a Lease Agreement in form and content acceptable to the parties embodying the terms set forth herein. The failure of the parties to execute such a Lease Agreement shall not effect the enforceability of the terms of this Agreement, the parties thereto acknowledging that this agreement constitutes a binding lease agreement subject to termination by reason of the contingencies set forth herein.

         IN WITNESS WHEREOF, the parties have executed their signature as of this 24th day of July, 2001.

WITNESSES:                        LESSOR:

                                  HBB ASSOCIATES, LLC

                                  By:    John W. Huffman
-------------------------                ---------------------------------------
                                         Its:  Member




                                   LESSEE:

                                  CAROLINA NATIONAL BANK &
                                  TRUST COMPANY
                                  (Proposed)

                                  By:    James A. Gunter
-------------------------                ---------------------------------------
                                         Its:  President




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